RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
MASONITE INTERNATIONAL CORPORATION
2012 OMNIBUS INCENTIVE PLAN
FOR UNITED STATES DIRECTORS

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Participant:    __________________________________

Grant Date:    [_____]

Number of Restricted Stock Units granted: [_____]

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    THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Masonite International Corporation, a British Columbia corporation (the “Company”), and the Participant specified above, pursuant to the Masonite International Corporation 2021 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), which is administered by the Committee; and

    WHEREAS, it has been determined under the Plan that the Company will grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the grant of the RSUs hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The

Participant shall not have the rights of a stockholder in respect of the Common Stock underlying this Award until such Common Stock is delivered to the Participant in accordance with Section 4.
3.Vesting.
(a)General. Except as otherwise provided in this Section 3, one hundred percent (100%) of the RSUs shall vest on [_____]; provided that the Participant continues to serve as a member of the Board through such vesting date.
(b)Forfeiture. Subject to Section 3(c), all unvested RSUs shall be immediately forfeited upon the Participant’s Termination for any reason.
(c)Certain Terminations. All unvested RSUs shall immediately become vested upon a Termination due to (i) the Participant’s death, (ii) the Participant’s Disability or (iii) an involuntary removal of the Participant from the Board prior to the end of the Participant’s term for a reason other than Cause.
(d)Change in Control. All unvested RSUs shall immediately become vested upon a Change in Control; provided the Participant is serving as a member of the Board immediately prior to the consummation of the Change in Control transaction.
4.Delivery of Common Stock.
(a)General. Subject to Section 4(b) and 4(c) of this Agreement and Section 14.17 of the Plan, the Company shall deliver to the Participant the Common Stock underlying the vested RSUs within thirty (30) days of the vesting date. In connection with the delivery of the Common Stock pursuant to this Agreement, the Participant agrees to execute any documents reasonably requested by the Company.
(b)Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a), the Company may elect to delay such distribution until the date the Participant is not subject to any such policy or restriction or such earlier or later date as required by applicable law, consistent with Section 409A of the Code.
(c)Deferrals. If permitted by the Company, the Participant may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the shares of Common Stock that would otherwise be distributed to the Participant hereunder (the “Deferred Shares”), consistent with the requirements of Section 409A of the Code. Upon the vesting of RSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”). Subject to this Section 4 and Section 5 below, the number of shares of Common Stock equal to the number of Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with the terms

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and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A of the Code.
5.Dividends and Other Distributions. The Participant shall be entitled to receive all dividends and other distributions paid with respect to the Common Stock underlying the RSUs, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying RSUs and shall be paid at the time the Common Stock are delivered pursuant to Section 4. If any dividends or distributions are paid in Common Stock with respect to unvested Common Stock, the Common Stock shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which they were paid.
6.Restrictive Covenants. As a condition to the receipt of the RSUs and/or the delivery of Common Stock hereunder, the Participant agrees as follows
(a)Confidentiality and Non-Disclosure Agreement. The Company and the Participant acknowledge and agree that during the Participant’s service with the Company, the Participant will have access to and may assist in developing Confidential Information and will occupy a position of trust and confidence with respect to the affairs and business of the Company and its Affiliates. The Participant agrees that the obligations set forth in this Section 6 are necessary to preserve the confidential and proprietary nature of Confidential Information and to protect the Company and its Affiliates against harmful solicitation of employees and customers and other actions by the Participant that would result in serious adverse consequences for the Company and its Affiliates. For purposes of this Agreement, “Confidential Information” means all non-public information concerning trade secrets, know-how, software, developments, inventions, processes, technology, designs, financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Company or its Affiliates. Notwithstanding anything to the contrary contained herein, the general skills, knowledge and experience gained during the Participant’s service with the Company, information publicly available or generally known within the industry or trade in which the Company competes and information or knowledge possessed by the Participant prior to his/her service with the Company shall not be considered Confidential Information.
(b)Non-Disclosure. During and after the Participant’s service with the Company, the Participant will not use, disclose, copy or transfer any Confidential Information other than as authorized in writing by the Company or within the scope of the Participant’s duties with the Company as determined reasonably and in good faith by the Participant. Anything herein to the contrary notwithstanding, the provisions of this Section 6(b) shall not apply (i) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order the Participant to disclose or make accessible any information; provided that prior to any such disclosure the Participant shall provide the Company with reasonable

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notice of the requirements to disclose and an opportunity to object to such disclosure and the Participant shall cooperate with the Company in filing such objection; or (ii) as to information that becomes generally known to the public or within the relevant trade or industry other than due to the Participant’s violation of this Section 6(b). Nothing in this Agreement shall prohibit or impede the Participant from communicating, cooperating or filing a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided, that in each case such communications and disclosures are consistent with applicable law. The Participant does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. Notwithstanding the foregoing, under no circumstance is the Participant authorized to disclose any information covered by the Company’s attorney-client privilege or attorney work product or the Company’s trade secrets without the prior written consent of the Company’s General Counsel.
(c)Materials. The Participant will use Confidential Information only for normal and customary use in the Company’s business, as determined reasonably and in good faith by the Company. The Participant will return to the Company all Confidential Information and copies thereof and all other property of the Company or any of its Affiliate at any time upon the request of the Company and in any event immediately after termination of Participant’s service with the Company. The Participant agrees to identify and return to the Company any copies of any Confidential Information after the Participant ceases to serve the Company. Anything to the contrary notwithstanding, nothing in this Section 6 shall prevent the Participant from retaining a home computer (provided all Confidential Information has been removed), papers and other materials of a personal nature, including diaries, calendars and Rolodexes, information relating to his/her compensation or relating to reimbursement of expenses, information that may be needed for tax purposes, and copies of plans, programs and agreements relating to his/her service with the Company.
(d)No Solicitation or Hiring of Employees. During the period commencing on the Grant Date and ending on the first anniversary of the Participant’s Termination, the Participant shall not solicit, entice, persuade or induce any individual who is employed by the Company or its Affiliates (or who was so employed within twelve (12) months prior to the Participant’s action) to terminate or refrain from continuing such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or its Affiliates, and the Participant shall not hire, directly or indirectly, for himself or any other person, as an employee, consultant or otherwise, any such person. Anything to the contrary notwithstanding, the Company agrees that (i) the Participant’s responding to an unsolicited request from any former employee of the Company for advice on employment matters; and (ii) the Participant’s responding to an unsolicited request for an employment reference regarding any former employee of the Company from such former employee, or from a third party, by providing a reference setting forth his/her personal views about such former employee, shall not be deemed a violation of this Section 6(d); in each case, to the extent the Participant does not encourage the former employee to become employed by a company or

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business that employs the Participant or with which the Participant is otherwise associated (including, but not limited to, association as a sole proprietor, owner, employer, partner, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, contractor, director or otherwise).
(e)Conflicting Obligations and Rights. The Participant agrees to inform the Company of any apparent conflicts between the Participant’s service for the Company and any obligations the Participant may have to preserve the confidentiality of another’s proprietary information or related materials before using the same on the Company’s behalf. The Company shall receive such disclosures in confidence and consistent with the objectives of avoiding any conflict of obligations and rights or the appearance of any conflict of interest.
(f)Enforcement. The Participant acknowledges that in the event of any breach or threatened breach of this Section 6, the business interests of the Company and its Affiliates will be irreparably injured, the full extent of the damages to the Company and its Affiliates will be impossible to ascertain, monetary damages will not be an adequate remedy for the Company and its Affiliates, and the Company will be entitled to enforce this Agreement by a temporary, preliminary and/or permanent injunction or other equitable relief, without the necessity of posting bond or security, which the Participant expressly waives. The Participant understands that the Company may waive some of the requirements expressed in this Agreement, but that such a waiver to be effective must be made in writing and should not in any way be deemed a waiver of the Company’s right to enforce any other requirements or provisions of this Agreement. The Participant agrees that each of the Participant’s obligations specified in this Agreement is a separate and independent covenant and that the unenforceability of any of them shall not preclude the enforcement of any other covenants in this Agreement.
7.Non-transferability.
(a)Restriction on Transfers. Except as provided in Section 7(b) below, all RSUs, and any rights or interests therein, (i) shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or by the laws of descent and distribution, (ii) shall not be pledged or encumbered in any way at any time by the Participant (or any beneficiary(ies) of the Participant) and (iii) shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of this RSU, or the levy of any execution, attachment or similar legal process upon this RSU, contrary to the terms of this Agreement and/or the Plan, shall be null and void and without legal force or effect.
(b)Permissible Transfers. During the Participant’s lifetime, the Participant may, with the consent of the Committee, transfer without consideration all or any portion of this RSU to one or more of his/her Family Members, to a trust established for the exclusive benefit of one or more of his/her Family Members, to a partnership in which all the partners are Family Members, or to a limited liability company in which all the members are members of his/her Family Members.

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8.Entire Agreement; Amendment. This Agreement, together with the Plan contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
9.Acknowledgment of Participant. This award of RSUs does not entitle Participant to any benefit other than that granted under this Agreement. Participant understands and accepts that the benefits granted under this Agreement are entirely at the discretion of the Company and that the Company retains the right to amend or terminate this Agreement and the Plan at any time, at its sole discretion and without notice.
10.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to the principles of conflict of laws thereof.
11.Termination. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s service at any time, for any reason and with or without cause.
12.Notices. Any notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:
(a)If such notice is to the Company, to the attention of the General Counsel of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.
(b)If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.
13.Compliance with Laws. This issuance of RSUs (and the Common Stock underlying the RSUs) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this RSU or any of

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the Common Stock pursuant to this Agreement if any such issuance would violate any such requirements.
14.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided by Section 7 hereof) any part of this Agreement without the prior express written consent of the Company.
15.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
16.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
17.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
18.Severability. The invalidity or unenforceability of any provisions of this Agreement, in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MASONITE INTERNATIONAL CORPORATION

By:

Name: Howard C. Heckes

Title: President and Chief Executive Officer

PARTICIPANT

____________________________________

Name:_______________________________

Address:_____________________________
____________________________________
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